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                                                                  Exhibit 10.122

                                GAMING OPERATIONS
                              CONSULTING AGREEMENT
                                (CIMARRON CASINO)

     THIS GAMING DEVELOPMENT CONSULTING AGREEMENT (hereinafter referred to as the "Agreement") is made as of January 27, 2005 ("Effective Date") by and between the Iowa Tribe of Oklahoma, a federally-chartered corporation ("Iowa Corp"), created pursuant to Section 3 of the Oklahoma Indian Welfare Act of June 26, 1936 (49 Stat. 1967), as issued on January 4, 1938 by the Secretary of the Interior and ratified on February 5, 1938 located in Iowa Indian Country within the physical boarders of the State of Oklahoma, with business offices located at RR 1, P.O. Box 721, Perkins, Oklahoma 74059, the Iowa Tribe of Oklahoma, a federally-recognized Indian tribe with a Constitution approved and ratified under the Oklahoma Indian Welfare Act, and Lakes Iowa Consulting, LLC, a Minnesota limited liability company ("Lakes").

                                    RECITALS

     A. The Iowa Tribe of Oklahoma ("Iowa Tribe") is a federally recognized Indian tribe eligible for the special programs and services provided by the United States to Indian tribes, and is recognized as possessing and exercising powers of self-government. The Iowa Tribe, pursuant to Section 3 of the Oklahoma Indian Welfare Act of June 26, 1936 (49 Stat. 1967), was issued a corporate charter for Iowa Corp on January 4, 1938 by the Secretary of the Interior and said corporate charter was ratified by the Iowa Tribe on February 5, 1938. Iowa Corp is vested with sovereign immunity, and is the entity that controls and manages the economic affairs of the Iowa Tribe, including its tribal gaming operations.

     B. The Iowa Tribe, through Iowa Corp, operates an established gaming operation, known as the Cimarron Casino, located in Perkins, Oklahoma ("Gaming Facility," as further defined herein). This Gaming Facility conducts Class II Gaming (and also Class III Gaming activities in the event of federal agency approval of a Tribal-State Compact between the Iowa Tribe and the State of Oklahoma permitting such gaming).

     C. The Gaming Facility has achieved less than desired business results and Iowa Corp desires immediate consulting services to help turn around the performance of the Gaming Facility.

     D. The Gaming Facility, together with related amenities such as a hotel, food and beverage facilities, retail outlets, and ancillary building and enterprises that enhance the Gaming Facility ("Ancillary Facilities," as further defined herein) (the Gaming Facility and the Ancillary Facilities together, the "Project Facilities") are intended to generate substantial revenues for Iowa Corp, and therefore significantly improve the social, economic and health conditions of present


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and future tribal members, while strengthening the Iowa Tribe's overall economic self-sufficiency and self-determination of the Iowa Tribe.

     E. Lakes has the requisite skills, resources, experience, and expertise related to operations of gaming facilities and related amenities to assist Iowa Corp in connection with the operations of the Project Facilities.

     F. Iowa Corp presently lacks the operational expertise to improve the business performance of its existing Project Facilities, and desires to retain the services of the Lakes as set forth herein.

     G. For the compensation set forth herein, Lakes wishes to provide the following services to Iowa Corp as more fully set forth herein: (1) consulting services in connection with operations of the Project Facilities.

     H. Iowa Corp, the Iowa Tribe and Lakes intend that this Agreement shall be operative and binding upon the date of execution by the parties ("Effective Date").

     NOW, THEREFORE, in consideration of the hereinafter mutual promises and covenants, and for other good and valuable consideration as set forth herein, the receipt and sufficiency of which are expressly acknowledged, Iowa Corp, the Iowa Tribe and Lakes agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

     "Affiliate" means, with respect to any specified Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the specified Person. For the purposes of this definition, "control" (including the terms controlling, controlled by, or under common control with) means the possession, direct or indirect, or the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, partnership or member interests, by contract or otherwise.

     "Agreement" means this Gaming Operations Consulting Agreement, as it may be amended, supplemented, restated or replaced from time to time.

     "Ancillary Facilities" means any hotel, convention center, food and beverage outlets, retail outlets, and any other enterprise designed to promote, support, or enhance the Gaming Facility; provided, however, unless the parties otherwise agree, the term "Ancillary Facilities" shall not include any of the Iowa Tribe's existing enterprises consisting of (1) fuel and retail sales made at the existing "Iowa Mini Mart" located in Carney, OK on Hwy. 177, (2) "Perkins Smoke Shop" located on West Freeman Ave. in Perkins, OK, or (3) "Bah-Kho-Je Gallery and RV Park" located on Hwy. 33 in Perkins, OK currently operated by Iowa Corp.


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     "BIA" means the Bureau of Indian Affairs, established within the United
States Department of Interior.

     "Capital Expenditures" means any expenditure that is considered a capital expenditure under GAAP.

     "Claim" means any dispute, claim, question, or disagreement between Iowa Corp or the Iowa Tribe and Lakes or any Affiliate of Lakes that is directly or indirectly related to this Agreement, any Iowa Corp Note or the Project Facilities, whether arising under law or in equity, whether arising as a matter of contract or a tort, and whether arising during or after the expiration of this Agreement or the maturity of any Iowa Corp Note.

     "Class II Gaming" means class II gaming as defined in IGRA.

     "Class III Gaming" means class III gaming as defined in IGRA.

     "Collateral" is defined in Section 3.1(a).

     "Compact" means any Tribal-State Compact executed between the Iowa Tribe and the State of Oklahoma entered into and approved by the United States Secretary of the Interior either before or after the Effective Date of this Agreement, and any amendments or modifications thereto.

     "Costs of Operations" means, with respect to any period of time occurring on or after the Opening Date, the total of all costs required under GAAP to be treated as operating expenses of the Gaming Facility, including but not limited to the following (so long as they constitute such expenses):

          (a) all fees imposed upon the Gaming Facility by the NIGC;

          (b) all amounts required to be paid to the State pursuant to a Compact or all amounts required to be paid to any local governmental entity under any agreement to mitigate off-reservation impacts related to the Gaming Facility;

          (c) license or other fees for background investigations performed by the Gaming Commission of "key employees" and "primary management officials" of the Gaming Facility, as defined in 25 C.F.R. Section 502.14 and 25 C.F.R. Section 502.19, less any amounts collected from employees for those fees, provided, however, such amounts allocable hereunder shall not exceed $25 per employee per any 12 month period (although the Gaming Commission may charge employees more for such licenses or fees); and reasonable and customary regulatory fees imposed on the Gaming Facility by the Gaming Commission (which amounts shall be subject to an annually approved budget submitted by the Gaming Commission).

          (d) depreciation and amortization expenses computed over reasonable periods permitted under GAAP and as further set forth below; and


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          (e) to the extent properly allocable to the operation of the Gaming
     Facility under GAAP, the following:

               (1) costs of administration, recruiting, hiring, firing and training employees;

               (2) compensation and benefits of employees;

               (3) interest charges on indebtedness (including the Project Permanent Financing) related to the Gaming Facility; and

               (4) all other expenses, including, without limitation, those incurred for materials, supplies, inventory, utilities, repairs and maintenance (excluding Capital Expenditures), insurance and bonding, marketing, advertising, annual audits, accounting, legal or other professional and consulting, surveillance/security or guard services;

provided however, that "Costs of Operations" do not include repayment of principal or Capital Expenditures or capital leases; and notwithstanding the foregoing, for purposes of this definition of Costs of Operations, depreciation for personal property shall be determined on a straight-line basis over a period of seven (7) years from the date such property is placed in service, and depreciation for real property, including improvements and buildings shall be determined on a straight-line basis over a period of thirty (30) years.

     "Effective Date" means the date the parties execute this Agreement.

     "Equipment Contract" means any contract to finance or acquire equipment or property for use in connection with the Project Facilities, whether constituting or characterized as a loan or credit agreement, purchase agreement, financing lease, capital lease, participating lease, license or otherwise.

     "Equipment Vendor" means any Person that sells, leases or licenses personal property to Iowa Corp for use in connection with the Project Facilities.

     "Furnishings and Equipment" shall mean all furniture, furnishings and equipment required for the operation of the Project Facilities, including, without limitation:

          (i) cashier, money sorting and money counting equipment, surveillance and communication equipment, and security equipment;

          (ii) slot machines, video games of chance, table games, keno equipment and other gaming equipment;

          (iii) office furnishings and equipment;

          (iv) specialized equipment necessary for the operation of any portion of the Project Facilities for accessory purposes, including equipment for kitchens, laundries, dry


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     cleaning, cocktail lounges, restaurants, public rooms, commercial and parking spaces, and recreational facilities;

          (v) hotel equipment, furniture and furnishings (to the extent a hotel is included in the Project Facilities); and

          (vi) all other furnishings and equipment now or hereafter located and installed in or about the Project Facilities which are used in the operation of the Project Facilities.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession.

     "Gaming Commission" means any tribal commission or body of the Iowa Tribe that is lawfully performing the obligations and exercising the rights of the tribal gaming regulatory agency established pursuant to the Iowa Tribe's Gaming Ordinance.

     "Gaming Facility" means all buildings, structures and improvements, together with all furniture, fixtures and equipment and personal property (whether tangible or intangible) to be used in connection with the operation of Class II Gaming and/or Class III Gaming conducted at the Cimarron casino located in Perkins, Oklahoma.

     "Gaming Operation" means a "gaming operation" as defined in NIGC regulations, 25 C.F.R. Section 502.10.

     "Gaming Ordinance" means any valid gaming ordinance of the Iowa Tribe that is in effect for purposes of and to the extent required by IGRA or the Compact.

     "Governmental Authority" means the United States, the BIA, the State, the Iowa Tribe and any governmental court, agency, department, commission, board, bureau or instrumentality of the foregoing (including the NIGC), but only to the extent it has legal jurisdiction over Class II Gaming or Class III Gaming at the Gaming Facility, the construction of the Project Facilities, operation of the Project Facilities, or Iowa Corp's, the Iowa Tribe's or Lakes' obligations under this Agreement or any Iowa Corp Note.

     "IGRA" means the Indian Gaming Regulatory Act of 1988, P.L. 100-497, 25 U.S.C. Sections 2701, et seq., as it may be amended from time to time, and all regulations of the NIGC promulgated thereunder.

     "Lakes" means Lakes Iowa Consulting, LLC, a Minnesota limited liability company and a wholly-owned subsidiary of Lakes Gaming and Resorts, LLC.

     "Lakes Event of Default" is defined in Section 8.1.

     "Legal Requirements" means the Compact and all present and future federal, State, Tribe and local laws, ordinances, rules, regulations, permits, licenses and certificates, and any and all


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present and future orders of courts and administrative bodies of competent jurisdiction, applicable to the Project, the Project Facilities, this Agreement, or any Iowa Corp Note.

     "Management Contact" means a management contract as defined in IGRA.

     "Material Breach" by any party means (a) a material failure of the party to perform a material obligation under this Agreement for reasons not excused under
Section 13.5 (Force Majeure); or (b) any material representation or warranty made by a party to this Agreement proves to be knowingly false or erroneous in any material way when made or at any time shall fail to be true and correct in all material respects.

     "Monthly Consulting Fixed Fee" means the compensation to Lakes as described in Section 5.1 herein.

     "NIGC" means the National Indian Gaming Commission, established by IGRA.

     "Opening Date" means the first day on which the Gaming Facility is open to the public for the conduct of Class II Gaming and/or Class III Gaming following the Effective Date of this Agreement.

     "Iowa Corp Note or Iowa Corp Notes" are defined in Section 3.1(a).

     "Person" means any entity, whether an individual, trustee, corporation, general partnership, limited partnership, limited liability company, limited liability partnership, joint stock company, trust, estate, unincorporated organization, business association, Indian tribe, commission, instrumentality, firm, joint venture, Governmental Authority, or otherwise.

     "Project Facilities" means the Gaming Facility and the Ancillary Facilities in connection with the Project.

     "Proprietary Interest" means proprietary interest in a Gaming Operation within the meaning of IGRA.

     "Revenues" means, with respect to the Project Facilities and any period of time, all revenues of any nature derived directly or indirectly from the operation of the Project Facilities and permitted under GAAP to be included in the Project Facilities' total revenues for that period, less any credits or refunds made to customers, guests, or patrons of the Project Facilities, not considered a Cost of Operations and not applied in any prior period to reduce Revenues. "Revenues" shall not include (i) any gratuities or service charges added to the bill of a customer, guest or patron of the Project Facilities and payable to employees of the Project Facilities, (ii) promotional allowances for which there is not a direct offsetting item treated as a Cost of Operations,
(iii) any sales, excise, gross receipt, admission, entertainment, tourist or other taxes or charges (or assessments equivalent thereto, or payments made in lieu thereof) that are received from a customer, guest or patron and passed on to governmental or quasi-governmental entities unrelated to the Iowa Corp, (iv) any lawful federal, state, or local taxes or impositions (including any payment or fee in lieu of the foregoing) that are collected from patrons of or vendors to the Project Facilities, (v) proceeds of indebtedness of the Iowa Corp, and
(vi) proceeds from insurance or condemnation (other than proceeds of business interruption insurance and other


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proceeds received to reimburse the Project Facilities for any item accounted for under GAAP as a Cost of Operations).

     "State" means the State of Oklahoma.

     "Term" of this Agreement is defined in Section 9.1.

     "Tribal Agreement" shall mean the agreement between the Iowa Tribe and Lakes or its affiliates described in Section 6.2(n).

     "Tribal Event of Default" is defined in Section 8.3.

                                    ARTICLE 2
                    BUSINESS TURN-AROUND CONSULTING SERVICES

     Section 2.1 Project Facilities Operations Consulting. In connection with operations of the Project Facilities, Lakes shall assist Iowa Corp in its operations of the Project Facilities by providing consulting services to Iowa Corp related to establishing and implementing improved and upgraded gaming and ancillary systems in the following areas: making recommendations to Iowa Corp as to: (a) general Gaming Operations, (b) electronic gaming device operations, (c) table game operations if permitted, (d) cage, vault and count room operations,
(e) surveillance department operations, (f) security department operations, (g) marketing and advertising, (h) food and beverage operations, (i) human resources, (j) facilities and maintenance (including waste water treatment), (k) finance, (l) information systems, (m) transportation and Project Facilities access, and (n) other tribal economic development opportunities and strategies. Lakes shall continue to provide the Project Facilities operations consulting services as described above until either this Agreement expires or is properly terminated. At all times, Iowa Corp shall have the sole proprietary interest in and management responsibility for the conduct of all Gaming Operations conducted at the Gaming Facility during the period Lakes is providing operations consulting services under this Agreement.

     Section 2.2 Cooperative Efforts. Both parties to this Agreement shall exercise their best efforts to fully cooperate with each other in the performance of the operations consulting services to be rendered hereunder; provided, however, that it shall be within the sole discretion of Iowa Corp to determine whether or not to act upon or implement the technical assistance, consultation or advice provided by Lakes.

     Section 2.3 No Management Services Provided. The parties expressly acknowledge that this Agreement is for consulting services only and that Lakes shall not engage in any management activities or perform any management services hereunder with respect to the Project Facilities' operations. The parties expressly acknowledge that the decision to adopt, approve or implement any proposal, suggestion or recommendation made by Lakes in connection with its operations consulting services shall rest exclusively with Iowa Corp.


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     Section 2.4 Exclusive Right to Develop and Consult. Iowa Corp and the Iowa
Tribe hereby grant to Lakes the exclusive right to provide consulting services (and to assist in the financing, development, construction, and equipping) in connection with operations of any Class II Gaming and/or Class III Gaming facility and any ancillary facilities enhancing such gaming facility operated by Iowa Corp or the Iowa Tribe in Iowa Indian Country, including a hotel, any convention center, food and beverage outlets, retail outlets, and any other enterprise designed to promote, support, or enhance such gaming facility.

     Section 2.5 Equipment Contracts. Lakes will assist in the selection, ordering, expediting, and installation of furniture, fixtures and equipment required for the Project Facilities. Lakes shall propose to Iowa Corp for its approval one or more contractors to provide equipment or personal property for use in connection with operations of the Project Facilities, (the "Equipment Contractor"). As soon as reasonably practical, Iowa Corp shall either approve or reject each proposed Equipment Contractor. In the case of a rejection, the process shall be repeated until Iowa Corp has approved a Equipment Contractor proposed. Once the Equipment Contractor has been approved by Iowa Corp, Lakes shall negotiate and propose to Iowa Corp for its approval one or more forms of agreements for execution by Iowa Corp to engage the Equipment Contractor (the "Equipment Contract").

                                    ARTICLE 3
                           BUSINESS IMPROVEMENTS LOAN

     Section 3.1 Business Improvements Loan. Subject to the terms and conditions in this Article 3, Lakes shall make advances if needed from time to time to Iowa Corp with respect to certain improvements to the Project Facilities designed to assist business turn-around (collectively the "Business Improvements Loan") in an amount to be agreed to by the parties, but not to exceed $1,000,000. Lakes shall have no obligation to advance any funds under the Business Improvements Loan in excess of the amount agreed to by the parties. Lakes' obligation to advance funds to Iowa Corp under the Business Improvements Loan shall be subject to each of the following requirements:

     (a) All advances made pursuant to the Business Improvements Loan shall be evidenced by one or more promissory notes prepared by Lakes, substantially in the form attached as EXHIBIT A to this Agreement ("Iowa Corp Note"), in each case executed on behalf of Iowa Corp, and dated the date of the applicable loan (collectively the "Iowa Corp Notes"), to be payable from and secured by a pledge in (i) all Revenues from the Project Facilities or any other gaming project and any ancillary facilities related thereto owned directly or indirectly by Iowa Corp or the Iowa Tribe; (ii) the Furnishing and Equipment of the Project Facilities or any other gaming project and any ancillary facilities related thereto owned directly or indirectly by Iowa Corp or the Iowa Tribe; and (iii) any fee lands upon which the Project Facilities are located (collectively, the "Collateral"). In no event shall Lakes have recourse to Revenue distributions already received by Iowa Corp from


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          the Project Facilities and made to the Iowa Tribe in accordance with this Agreement and/or any applicable dominion account agreement.

     (b) If the principal amount of the Iowa Corp Note is exceeded by any pending advance on the Business Improvements Loan, prior to such advance being made and prior to Lakes having any obligation to fund such advance, Iowa Corp shall execute and deliver to Lakes either (i) an amendment to such Iowa Corp Note, increasing the principal amount of the note by an amount at least equal to the pending advance, or
          (ii) an additional Iowa Corp Note with a principal amount at least equal to the principal amount of the pending advance, as determined by Lakes.

     (c) Amounts advanced from time to time as part of the Project Preliminary Development Loan shall bear interest, from the date of advance, at the greater of either the prime interest rate of Chase Manhattan Bank U.S.A., N.A. (or any successor bank) plus two percent (2%).

     (d) Unless otherwise agreed by the parties in writing, all principal and interest accrued on each Business Improvements Loan shall become due and payable in twenty-four (24) equal monthly installments beginning on the 25th day following twelve (12) months after the date the first loan advance is made (the "Maturity Date"), which payments shall be adjusted from time to time as necessary to fully repay all principal, plus accrued interest thereon, by the Maturity Date. Notwithstanding the foregoing, the Project Preliminary Development Loan shall become due and owing in its entirety upon (i) the occurrence of a Tribal Event of Default under Section 8.3, which default is either incapable of cure or has not been cured within the time period set forth in
          Section 8.4, or (ii) termination of this Agreement under Section 9.3.

     (e) The Business Improvements Loan may be prepaid without penalty by Iowa Corp at any time, in whole or in part, together with accrued and unpaid interest thereon.

     (f) No amounts shall be loaned under the Business Improvements Loan in excess of the amount agreed to by the parties, unless Lakes in its sole discretion agrees to advance such funds.

     (g) The Business Improvements Loan, together with interest thereon, shall be payable from and secured by a pledge of the Collateral.

          To that end, Iowa Corp and the Iowa Tribe hereby pledge and grant a security interest in the Collateral to Lakes to secure their obligations under this Agreement and under the Iowa Corp Notes, further agrees to entered into standard and customary dominion account agreements/security agreements/mortgages or deeds of trust necessary to evidence and effectuate such liens, and authorize Lakes to file those financing statements and similar documents and agreements as Lakes may believe appropriate to perfect such liens.


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     (i)  Notwithstanding anything to the contrary in this Article 3, Lakes shall not be obligated to fund any advances on the Business Improvements Loan after the earliest of:

          (i) the second anniversary of the first advance under the Business Improvements Loan;

          (ii) the failure of Iowa Corp or the Iowa Tribe to cure, within the time prescribed in this Agreement, any default under this Agreement, any Iowa Corp Note, or related documents or agreements for which Iowa Corp or the Iowa Tribe receives written notice;

          (iii) sixty (60) days after written notice by Lakes that a reasonable basis exists for concluding that this Agreement, the development of the Project, or the operation of the Gaming Facility is not lawful;

          (iv) any determination by Lakes that a reasonable basis exists for concluding that any material terms of this Agreement or the Iowa Corp Notes are not valid or binding obligations of Iowa Corp or the Iowa Tribe;

          (v) any reasonable determination by Lakes (which may be based on the advice of legal counsel) that any representations contained in
               Section 6.2 are not true and correct; and

          (vi) the commencement of any litigation which, in the reasonable determination of Lakes, has a reasonable likelihood of preventing operations of the Project Facilities for more than three (3) months after the Effective Date of this Agreement.

                                    ARTICLE 4
                       CONDITIONS PRECEDENT TO OBLIGATIONS

     Section 4.1 Conditions Precedent to First Advance of Business Improvements Loan or to Perform any Obligations. Notwithstanding Sections 2.1 or 3.1, Lakes is not required to make any advance under the Business Improvements Loan or perform any obligations under this Agreement until Lakes receives each of the following in form and substance reasonably satisfactory to Lakes:

     (a) copy of tribal laws in a form sufficient as determined by Lakes to perfect the security interests and liens granted to it under Section 3.1;

     (b) copy of one or more resolutions of the governing bodies of Iowa Corp and the Iowa Tribe authorizing and ratifying the adoption, or the execution, delivery and performance by the Iowa Tribe, or Iowa Corp, as applicable, of (i) the Compact (if in effect), (ii) the Gaming Ordinance, (iii) this Agreement, and (iv) the Iowa Corp Notes and related documents and security instruments;


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     (c)  original of any license(s) required by any Government Authority for the Lakes services (as described in this Agreement) in connection with the operations of the Project Facilities;

     (d) an opinion of an attorney for Iowa Corp in form reasonably satisfactory to Lakes to the effect that (i) this Agreement, the Iowa Corp Notes, and any security instruments to be executed by Iowa Corp or the Iowa Tribe in connection with this Agreement will be valid, binding and perfected obligations of Iowa Corp and the Iowa Tribe, enforceable in accordance with their terms, (ii) the Iowa Tribe is an Indian tribe within the meaning of IGRA, (iii) each of the actions of Iowa Tribe, or Iowa Corp, as applicable, referred to above in this Section have been validly taken by that entity and is in full force and effect, (iv) the Iowa Tribe is legally permitted to conduct Class II Gaming (and Class III Gaming in the event of a Compact) activities in the State under all Legal Requirements, (v) the site for the Gaming Facility constitutes "Indian lands" upon which the Iowa Tribe may legally conduct gaming under IGRA, and (vi) the Iowa Tribe has entered into an agreement with Lakes or its Affiliate that confirms all gaming and related project facilities of the Iowa Tribe will be owned and operated by Iowa Corp or another subsidiary of the Iowa Tribe, grants Lakes or its Affiliate the right to participate in any gaming projects owned and operated by Iowa Corp or another subsidiary of the Iowa Tribe under the same terms and conditions described in this Agreement unless otherwise agreed to in writing by the parties, and contains representations, warranties and covenants substantially similar to those contained in Articles 6 and 7 hereof insofar as applicable, and with respect to such agreement, the same constitutes the valid, binding and enforceable obligations of the Iowa Tribe, enforceable in accordance with their terms.

     (e) a letter from the NIGC determining that the site for the Gaming Facility constitutes "Indian lands" upon which the Iowa Tribe may legally conduct gaming under IGRA.

                                    ARTICLE 5
                      COMPENSATION FOR CONSULTING SERVICES

     Section 5.1 Section 5.1 Consulting Services Compensation. For its services under this Agreement, Lakes shall receive a fee equal to a flat fee of $50,000 per month for one hundred twenty (120) months in accordance with the payment terms described in Section 5.2 below ("Monthly Consulting Fixed Fee")

     Section 5.2 Terms of Payment. The Monthly Consulting Fixed Fee shall be due and paid commencing on the 25th day of the following calendar month after the effective Date of this Agreement, and become due and payable on the 25th day of each successive month.


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     Section 5.3 Consulting Fee Security. To secure payment of the Monthly
Consulting Fixed Fee, Iowa Corp and the Iowa Tribe hereby pledge and grant a security interest in all Collateral to Lakes to secure Iowa Corp's and the Iowa Tribe's obligations under this Agreement in connection with payment of the Monthly Consulting Fixed Fee, further agree to enter into standard and customary dominion account agreements/security agreements/mortgages or deeds of trust necessary to evidence and effectuate such liens, and authorize Lakes to file those financing statements and similar documents and agreements as Lakes may believes appropriate to perfect such liens.

                                    ARTICLE 6
                         REPRESENTATIONS AND WARRANTIES

     Section 6.1 Representations and Warranties of Lakes. Lakes represents and warrants to Iowa Corp that:

     (a) Organization. Lakes is a limited liability company duly formed and validly existing under the laws of the State of Minnesota.

     (b) Authority. Lakes has the full legal right and authority to enter into this Agreement, to perform its obligations under this Agreement, and to consummate all other transactions contemplated by this Agreement.

     (c) Binding Obligation. This Agreement has been duly executed and delivered by Lakes and constitutes a legal, valid and binding obligation of Lakes, enforceable against Lakes in accordance with its terms, except as enforceability may be limited by future bankruptcy, insolvency or similar proceedings, limitations on rights of creditors generally and principles of equity, and assuming such agreements are binding against the other parties thereto.

     (d) No Litigation. There are no judgments entered, or actions, suits, investigations or proceedings pending, or to the knowledge of Lakes, threatened against Lakes, its Affiliates, or any of its assets or properties that could have a material adverse effect on its ability to enter into or perform this Agreement.

     (e) No Violation or Conflict. The execution, delivery and performance by Lakes of this Agreement does not violate any Legal Requirement applicable to Lakes, other than a violation that shall not materially adversely affect the Project or Iowa Corps obligations or rights under this Agreement. The execution, delivery and performance of this Agreement does not conflict with or result in any breach of any provision of, or constitute a default under, or result in the imposition of any lien or charge upon any asset of Lakes under, or result in the acceleration of any obligation under the terms of any agreement or document binding upon Lakes, other than a conflict, breach, default or imposition that shall not materially


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          adversely affect the Project or Iowa Corp's obligations or rights under this Agreement.

     (f) No Consents. No consent from any Governmental Authority arising from any Legal Requirements not heretofore obtained by Lakes is required for Lakes to execute, deliver and perform its obligations hereunder; provided that Lakes makes no representation or warranty with respect to any consent that may be required by the Gaming Commission, the Iowa Tribe, Iowa Corp, the NIGC or the BIA.

     (g) Full Disclosure. No representation or warranty of Lakes in this Agreement and no report or statement delivered to Iowa Corp by or on behalf of Lakes, contains any untrue statement or omits to state a material fact necessary to make any such representation, warranty, report or statement, in light of the circumstances in which they were made, not misleading.

     (h) Financial Capacity. Lakes has the financial capacity to finance any and all amounts necessary in order to comply with Lakes' commitment to provide the Business Improvements Loan under Article 3 hereof, and the provision of such financing will not result in Lakes becoming insolvent or otherwise being unable to pay its debts as they become due.

     (i) Brokers' Fees and Other Fees and Expenses. Except for the letter agreement dated August 20, 2004 with Kevin Kean and the definitive consulting agreement to be negotiated and executed as contemplated thereunder, neither Lakes nor any of its Affiliates has as of the Effective Date of this Agreement engaged, nor has any liability or obligation to pay any fees, commissions or expenses with respect to, any broker, finder or agent, investment banker, or any similar advisor or services provider, with respect to or in connection with the transactions contemplated by this Agreement for which Lakes or its Affiliates could become liable or obligated, and neither Iowa Corp nor any of its Affiliates has any liability or obligation to pay any of such amounts.

     Section 6.2 Representations and Warranties by Iowa Corp and the Iowa Tribe. Iowa Corp and the Iowa Tribe represent and warrant to Lakes that:

     (a) Organization. Iowa Corp is a federally-chartered corporation, created pursuant to Section 3 of the Oklahoma Indian Welfare Act of June 26, 1936 (49 Stat. 1967), whose federal charter was issued on January 4, 1938 by the Secretary of the Interior and ratified by the Iowa Tribe on February 5, 1938; and the Iowa Tribe is a federally recognized Indian Tribe duly organized under the Constitution and laws of the Iowa Tribe and the United States, and is eligible to conduct gaming within the meaning of IGRA.

     (b) Authority and Power. Iowa Corp and the Iowa Tribe have taken all action required by tribal law without the necessity of further action to authorize the execution, delivery and performance of this Agreement, all Iowa Corp Notes and related security documents and instruments described herein (to the extent a party thereto). Iowa Corp and the Iowa Tribe, to the extent a party thereto, have all requisite power and authority to enter into this Agreement, all Iowa Corp Notes, and related security documents and instruments described herein and to perform their obligations under this Agreement, all Iowa Corp Notes, and related security documents and instruments described herein, and to consummate all other transactions contemplated by this Agreement, the Iowa Corp Notes and related security documents and instruments described herein.

     (c) Binding Obligations. Each of this Agreement (including but not limited to, the waiver of sovereign immunity in Article 10), the Iowa Corp Notes and related security documents and instruments described herein has been duly executed and delivered by Iowa Corp and the Iowa tribe and is a legal, valid, binding and perfected obligation of Iowa Corp and the Iowa Tribe, to the extent a party thereto, enforceable against Iowa Corp and the Iowa Tribe in accordance with its terms, except as enforceability may be limited by future bankruptcy, insolvency or similar proceedings, limitations on rights of creditors generally and principles of equity, and assuming the foregoing agreements are binding against the other parties thereto.

     (d) Gaming Facility Site. The site for the Gaming Facility constitutes "Indian lands" upon which the Iowa Tribe may legally conduct gaming under IGRA.

     (e) Gaming Permitted. The Iowa Tribe is legally permitted to conduct Class II Gaming (and Class III Gaming in the event of a Compact) activities in the State under all Legal Requirements,

     (f) Gaming Rights. Once signed by the Iowa Tribe and the State and approved and published by the United States Secretary of the Interior, the Compact will be in effect and will be a valid and binding obligation of the Iowa Tribe. Iowa Corp will then have the right to engage in Class III Gaming at the Gaming Facility to be operated by the Iowa Corp in connection with this Agreement to the extent set forth in the Compact.

     (g) Gaming Licenses. All licenses, permits, approvals or other authority required from the Gaming Commission to permit Lakes to enter into this Agreement and perform its obligations under this Agreement have been granted.

     (h) No Material Negative Obligations. There are no outstanding obligations owing by Iowa Corp or the Iowa Tribe or affecting either the site of the Gaming Facility or the Project Facilities, whether arising from contracts, instruments, orders, judgments, decrees or otherwise, that are likely to materially and adversely affect the Project Facilities or Lake's obligations or rights under this Agreement, any Iowa Corp Note and related security documents and instruments described herein.

     (i) No Violation or Conflict. The execution, delivery and performance by Iowa Corp and the Iowa Tribe of this Agreement, any Iowa Corp Note and related security documents and instruments described herein does not violate any Legal Requirements. The execution, delivery and performance of this Agreement, any Iowa Corp Note and related security documents and instruments described herein by Iowa Corp or the Iowa Tribe does not conflict with or result in any breach of any provision of, or constitute a default under, or result in the imposition of any lien or charge upon any asset of Iowa Corp under, or result in the acceleration of any obligation under the terms of any agreement or document binding upon Iowa Corp, other than a conflict, breach, default or imposition as shall not materially adversely affect the Project Facilities or Lake's obligations or rights under this Agreement, any Iowa Corp Note and related security documents and instruments described herein.

     (j) No Litigation. There are no judgments entered, or actions, suits, investigations or proceedings pending, or to the knowledge of Iowa Corp or the Iowa Tribe, threatened, against Iowa Corp or the Iowa Tribe, or any of the assets or properties of Iowa Corp, that could have a material adverse effect on the Project Facilities, Iowa Corp's ability to enter into or perform this Agreement or Lakes' obligations or rights under this Agreement, any Iowa Corp Note and related security documents and instruments described herein.

     (k) No Consents. No consent from any Governmental Authority arising from any Legal Requirements not heretofore obtained by Iowa Corp or the Iowa Tribe is required to execute, deliver and perform its obligations hereunder.

     (l) Full Disclosure. No representation or warranty of Iowa Corp or the Iowa Tribe in this Agreement and no report or statement delivered to Lakes by or on behalf of Iowa Corp or the Iowa Tribe, contains any untrue statement or omits to state a material fact necessary to make any such representation, warranty, report or statement, in light of the circumstances in which they were made, not misleading. Iowa Corp and the Iowa Tribe have fully disclosed the existence and terms of all material agreements and Legal Requirements, written or oral, relating to the Project Facilities.

     (m) No Tribal Tax. Neither the Project, the Project Facilities nor the transaction(s) between the parties contemplated by this Agreement, the Iowa Corp Notes, and any related security documents and instruments described herein are now, or at any time during the term of this Agreement will be, subject to any tribal tax of any sort other than
          (i) reasonable pass-through taxes on Project patrons which are consistent with gaming resort industry practices, and (ii) the fees and assessments described in clause (c) of the definition of "Costs of Operations."

     (n) Tribal Agreement. The Iowa Tribe has entered into an agreement with Lakes or its Affiliate which (i) confirms that all gaming and related project facilities of the Iowa Tribe will be owned and operated by Iowa Corp or another subsidiary of the Iowa Tribe, (ii) grants Lakes or its Affiliate the right to participate in any gaming projects owned and operated by Iowa Corp or another subsidiary of the Iowa Tribe under the same terms and conditions described in this Agreement, and (iii) contains representations, warranties and covenants substantially similar to those contained in Articles 6 and 7 hereof, insofar as applicable, and with respect to such agreement, the same constitutes valid, binding and enforceable obligations of Iowa Tribe, enforceable in accordance with their terms.

                                    ARTICLE 7
                                    COVENANTS

     Section 7.1 Covenants of Lakes. Lakes covenants and agrees as follows:

          (a) Additional Documents. Lakes shall execute any additional instruments as may be reasonably required by Iowa Corp to carry out the intent of this Agreement or to perfect or give further assurances of any of the rights granted or provided for under this Agreement.

     Section 7.2 Covenants of Iowa Corp and the Iowa Tribe. Iowa Corp and the Iowa Tribe covenant and agree as follows:

          (a) Additional Documents. Iowa Corp and the Iowa Tribe shall execute any additional instruments as may be reasonably required by Lakes to carry out the intent of this Agreement or to perfect or give further assurance of any of the rights granted or provided for under this Agreement or any Iowa Corp Note, including execution of the related security documents and instruments described herein.

          (b) Non-Impairment. Neither Iowa Corp nor the Iowa Tribe shall enact any law, ordinance, rule or regulation impairing the rights or obligations of the parties under this Agreement or under any related contracts entered into by Iowa Corp or impairing the rights and obligations of Lakes in furtherance of equipping or operations of the Project Facilities, including but not limited to this Agreement and any contract or agreement entered into or contemplated by this Agreement.

          (c) Records. Iowa Corp shall maintain or cause to be maintained full and accurate accounts and records for the Project and its Project Facilities according to GAAP.

          (d) No Liens. Unless Lakes otherwise consents in writing, neither Iowa Corp nor the Iowa Tribe shall cause or voluntarily permit any lien or encumbrance to be created on the Project Facilities, the site for the Gaming Facility or any proceeds of the Business Improvements Loan.

          (e) No Tax. Neither Iowa Corp nor the Iowa Tribe shall impose any tax, fee or assessment on Lakes, any Contractor, the Project Facilities, this Agreement, the Iowa Corp Notes, and any related security documents and instruments described herein other than
               (i) reasonable pass-through taxes on Project patrons which are consistent with gaming resort industry practices, and (ii) the fees and assessments described in clause (c) of the definition of "Costs of Operations."

                                    ARTICLE 8
                                EVENTS OF DEFAULT

     Section 8.1 Events of Default by Lakes. Each of the following occurring prior the date on which the Project has been substantially completed shall constitute a "Lakes Event of Default":

     (a)  A Material Breach by Lakes.

     (b) Lakes violates any of the covenants in Section 7.1 of this Agreement, and sixty (60) days have passed following a request by Iowa Corp to Lakes to cure the violation, during which the violation has not been cured.

     (c) Subject to Section 8.3, any license, permit or approval required to be received or maintained by Lakes to perform its obligations under this Agreement is denied, suspended, or revoked by proper and reasonable action of any state or federal Governmental Authority, and all rights to appeal or review the action have been exhausted.

     (d) Lakes or any Affiliate of Lakes material to the Project Facilities has: (i) filed for relief under the United States Bankruptcy Code or has suffered the filing of an involuntary petition under the Bankruptcy Code that is not dismissed within sixty (60) days after filing; (ii) a receiver appointed to take possession of all or substantially all of the property of Lakes or any Affiliate of Lakes material to the Project Facilities; or (iii) suffered an assignment for the benefit of creditors.

     Section 8.2 Cure of Lakes Default. Upon the occurrence of a Lakes Event of Default, Iowa Corp may provide written notice to Lakes of Iowa Corp's intention to terminate this Agreement and, if it is possible for Lakes to cure the Lakes Event of Default, Lakes shall have thirty (30) days following receipt of the notice to effect a cure; provided, however, that if the nature of such breach (but specifically excluding breaches curable by the payment of money) is such that it is not possible to cure such breach within thirty (30) days, such thirty-day period shall be extended for so long as Lakes shall be using diligent efforts to effect a cure thereof but no more than an additional sixty (60) days. The discontinuance or correction of a Lakes Event of Default shall constitute a cure thereof. If Lakes fails to cure the Lakes Event of Default within the 30-day period, Iowa Corp may: (a) suspend all performance of Iowa Corp under this Agreement; (b) terminate this Agreement under Section 9.4; or (c) pursue any other remedy available at law or in equity, subject to the provisions of
Section 10.1.

     Section 8.3 Events of Default by Iowa Corp or the Iowa Tribe. Each of the following shall constitute a "Tribal Event of Default":

     (a) (i) a Material Breach by Iowa Corp or the Iowa Tribe exists; or (ii) an "Event of Default" by Iowa Corp or the Iowa Tribe exists under the Iowa Corp Note, security agreement, dominion account agreement, mortgage or other document or instrument in favor of Lakes or its Affiliates and related thereto or this Agreement; or (iii) the Iowa Tribe shall be in default of any agreement now or hereafter executed by it in favor of Lakes or its Affiliates.

     (b) The Gaming Commission or any other applicable governmental authority of the Iowa Tribe, in bad faith, without due process or unreasonably, denies, revokes, fails to renew or otherwise impairs any license, permit or approval required for Lakes or any Affiliate of Lakes to perform its obligations or enjoy its rights under this Agreement.

     (c)  Iowa Corp or the Iowa Tribe violate any of the covenants in Section
          7.2 of this Agreement, and after sixty (60) days have passed following a request by Lakes to Iowa Corp or the Iowa Tribe to cure the violation, during which the violation has not been cured.

     (d) Iowa Corp or any Affiliate of Iowa Corp material to the Project Facilities has: (i) filed for relief under the United States Bankruptcy Code or has suffered the filing of an involuntary petition under the Bankruptcy Code that is not dismissed within sixty (60) days after filing; (ii) a receiver appointed to take possession of all or substantially all of Iowa Corp's property; or (iii) suffered an assignment for the benefit of creditors.

     (e) The Compact (if in effect) is determined by any court of competent jurisdiction to be invalid and such determination becomes final and non-appealable.

     (f) The Iowa Tribe is no longer an Indian tribe eligible to conduct gaming within the meaning of IGRA.

     (g) Any order or judgment of any court of competent jurisdiction enjoins the operations of the Project Facilities in any material manner, and the injunction continues for thirty (30) days.

     Section 8.4 Cure of Tribal Event Default. Upon the occurrence of a Tribal Event of Default, Lakes may provide written notice to Iowa Corp or the Iowa Tribe of such default and, if it is possible for Iowa Corp or Iowa Tribe to cure the Tribal Event of Default, Iowa Corp or the Iowa Tribe shall have thirty (30) days following receipt of notice to effect a cure; provided, however, that if the nature of such breach (but specifically excluding breaches curable by the payment of money) is such that it is not possible to cure such breach within thirty (30) days, such thirty-day period shall be extended for so long as Iowa Corp or the Iowa Tribe shall be using diligent efforts to effect a cure thereof but no more than an additional sixty (60) days. Upon the occurrence of any of the events described in Section 10.3 and during any applicable cure period, Lakes may suspend its performance under this Agreement. The discontinuance or correction of a Tribal Event of Default shall constitute a cure thereof. If Iowa Corp or the Iowa Tribe fails to cure the Tribal Event of Default within the 30-day period, Lakes may take any one or more of the following actions: (a) suspend all performance of Lakes under this Agreement; (b) declare all principal and interest accrued on all Iowa Corp Notes and any Project Development Fees to be immediately due and owing, (c) terminate this Agreement under Section 9.3; or
(d) pursue any other remedy available by agreement, at law or in equity, subject to the provisions of Section 10.1.

                                    ARTICLE 9
                                TERM OF AGREEMENT

     Section 9.1 Term. This Agreement shall become effective and binding upon the parties on the Effective Date, and shall continue in effect for twelve (12) years from the Effective Date or until the Monthly Consulting Fixed Fees and the Business Improvements Loan applicable hereunder have been fully paid, whichever date is later, subject to earlier termination as provided in Article 8 or this Article; provided that (a) all rights of any party to assert a Claim against the other shall survive the termination of this Agreement, and (b) all provisions of
Article 10 and Article 11 shall survive a termination.

     Section 9.2 Mutual Termination. This Agreement may be terminated at any time by the mutual written consent of the parties.

     Section 9.3 Termination by Lakes. This Agreement may be terminated upon notice by Lakes to Iowa Corp and the Iowa Tribe if an uncured Tribal Event of Default exists under Section 8.3 and all applicable grace and cure periods have expired.

     Section 9.4 Termination by Iowa Corp. This Agreement may be terminated upon notice by Iowa Corp to Lakes if an uncured Lakes Event of Default exists under
Section 8.1 and all applicable grace and cure periods have expired.

     Section 9.5 Buy-out Option. Following sixty (60) months of continuous operation of the Gaming Facility's gaming operations following the Effective Date of this Agreement, Iowa Corp shall have the option to buy out the Lakes' remaining rights under this Agreement for an amount equal to the present value, using a discount rate which is the greater of either two percent

(2%) above the prime interest rate of Chase Manhattan Bank U.S.A., N.A. (or any successor bank) at the time the buy-out option is exercised of the Remaining Consulting Fees (as hereinafter defined). The term "Remaining Consulting Fees" shall mean the total Monthly Consulting Fixed Fees which would have been payable to Lakes for the Project under Section 5.1 hereof for the balance of the term of this Agreement.

                                   ARTICLE 10
DISPUTE RESOLUTION; WAIVERS OF SOVEREIGN IMMUNITY AND TRIBAL COURT JURISDICTION;
                                  GOVERNING LAW

     Section 10.1 Dispute Resolution. The parties agree that any Claim shall be governed by the following dispute resolution procedures:

     (a) The parties shall use their best efforts to settle the Claim. To this effect, they shall consult and negotiate with each other in good faith and, recognizing their mutual interests, attempt to reach a just and equitable solution satisfactory to the parties. If they do not reach such solution within a period of ten (10) days, then, upon notice by a party to the other parties, all Claims shall be settled by arbitration administered by the American Arbitration Association in accordance with the provisions of its Commercial Arbitration Rules in effect at the time of submission; except that: (a) the question whether or not a Claim is arbitrable shall be a matter for binding arbitration by the arbitrators, such question shall not be determined by any court and, in determining any such question, all doubts shall be resolved in favor of arbitrability; and (b) discovery shall be permitted in accordance with the Federal Rules of Civil Procedure, subject to supervision as to scope and appropriateness by the arbitrators. Unless the parties otherwise agree to in writing, arbitration proceedings shall be held at Oklahoma City, Oklahoma.

     (b) The arbitration proceedings shall be conducted before a panel of three neutral arbitrators, all of whom shall be currently licensed attorneys, actively engaged in the practice of law for at least ten
          (10) years, one of which shall have five (5) years of experience in federal Indian law, and one of which shall have five (5) years of experience in the gaming industry. The arbitrator selected by the claimant and the arbitrator selected by respondent shall, within ten
          (10) days of their appointment, select a third neutral arbitrator. In the event that they are unable to do so, the parties or their attorneys may request the American Arbitration Association to appoint the third neutral arbitrator. Prior to the commencement of hearings, each of the arbitrators appointed shall provide an oath or undertaking of impartiality. Iowa Corp and the Iowa Tribe further agree that any arbitration proceeding held in connection with any Claim may be consolidated with any other arbitration proceeding involving Lakes or its Affiliates and any of Iowa Corp's Affiliates.

     (c) The arbitration award shall be in writing signed by each of the arbitrators, and shall state the basis for the award. The arbitration award shall be set forth in reasonable detail as to its findings of fact and law, and basis of determination of award form and amount. Except to the extent such enforcement will be inconsistent with a specific provision of this Agreement, arbitration awards made pursuant to this Article 12 shall be enforceable in federal court under Title 9 of the United States Code and any applicable tribal, federal or state law governing the enforcement of arbitration awards. In addition to any basis for appeal of an arbitration award stated in Title 9 of the United States Code or any applicable law governing the enforcement of arbitration awards, any party hereto may appeal an arbitration award on the basis that the arbitrators incorrectly decided a question of law in making the award, or the award was made in an arbitrary or capricious manner or in manifest disregard of the factual evidence.

     (d) Each party hereto, without having to exhaust any tribal remedies first, shall have the right to seek and obtain a court order from a court having jurisdiction over the parties requiring that the circumstances specified in the order be maintained pending completion of the arbitration proceedings, to the extent permitted by applicable law.

     (e) Judgment on any arbitration award may be entered in any court having jurisdiction over the parties. The arbitrators shall not have the power to award punitive, exemplary or consequential damages, or any damages excluded by or in excess of any damage limitations expressed in this Agreement.

     (f) Iowa Corp and the Iowa Tribe hereby expressly waive, and also waive its right to assert, sovereign immunity and any and all defenses based thereon with respect to any Claims; and Iowa Corp and the Iowa Tribe hereby consent to (i) binding arbitration under the Commercial Arbitration Rules of the American Arbitration Association, (ii) empowering the arbitrators to take the actions and enforce the judicial remedies described in paragraph 5 of the Resolution of Limited Waiver of Sovereign Immunity dated January 27, 2005 issued by Iowa Corp and the Iowa Tribe in connection with the execution of this Agreement, and (iii) judicial proceedings in or before the United States District Court for the Northern District of Oklahoma, or if that court determines it is without jurisdiction, then to the courts of the State of Oklahoma and all courts to which an appeal therefrom may be available, but solely to compel, enforce, modify or vacate any arbitration award.

     (g) To the extent lawful in connection with any such Claims, Iowa Corp and the Iowa Tribe expressly waive the application of the doctrines of exhaustion of tribal remedies or comity that might otherwise require that Claims be heard first in tribal court or other tribal forum of the Iowa Tribe. The waivers set forth herein only extend to claims or proceedings brought by Lakes and any award of damages against Iowa Corp or the Iowa Tribe shall be payable solely out of the Collateral.

     Section 10.2 Governing Law. This Agreement is governed by the laws of the State, except that the State's conflict of laws provisions shall not apply.

                                   ARTICLE 11
                                  MISCELLANEOUS

     Section 11.1 Assignment. The rights and obligations under this Agreement shall not be assigned or subcontracted by any party without the prior written consent of the other party; provided, however, Lakes may assign this Agreement to a wholly owned subsidiary without Iowa Corp's or the Iowa Tribe's consent; provided further that Lakes shall remain obligated for the performance of the Lakes subsidiary hereunder. Other than as expressly provided in this Section 11.1, any attempted assignment or subcontracting without prior written consent shall be void. Subject to the preceding requirements, this Agreement is binding upon and inures to the benefit of the parties and their respective successors and assigns.

     Section 11.2 Notices. Any notice, consent or any other communication permitted or required by this Agreement: (a) must be in writing; (b) shall be effective three (3) days after the date sent; (c) must be delivered by personal service, via fax with reasonable evidence of transmission, express delivery or by certified or registered mail, postage prepaid, return receipt requested; and
(d) until written notice of a new address or addresses is given, must be addressed as follows:

     If to Iowa Corp:        Iowa Tribe of Oklahoma
                             a federally-chartered corporation
                             RR 1, P.O. Box 721
                             Perkins, OK 74059
                             Attn: Chairman

     With a Copy to:         David McCullough, Esq.
                             Doerner, Saunders, Daniel & Anderson, L.L.P.
                             211 N. Robinson Ave. Suite 501
                             Oklahoma City, OK 73102-7112
                             (copy to counsel does not constitute notice to a party)

     If to the Iowa Tribe:   The Iowa Tribe of Oklahoma
                             A federally recognized Indian tribe
                             RR 1, P.O. Box 721
                             Perkins, OK 74059
                             Attn: Chairman

     With a Copy to:         David McCullough, Esq.
                             Doerner, Saunders, Daniel & Anderson, L.L.P.
                             211 N. Robinson Ave. Suite 501
                             Oklahoma City, OK 73102-7112
                             (copy to counsel does not constitute notice to a party)

     If to Lakes:            Lakes Iowa Consulting, LLC
                             130 Cheshire Lane
                             Minnetonka, MN 55305
                             Attn: Timothy J. Cope

     With a Copy to:         Kevin C. Quigley, Esq.
                             Hamilton Quigley Twait & Foley PLC
                             W1450 First National bank Building
                             332 Minnesota Street
                             St. Paul, MN 55101-1314

          and                Brian J. Klein, Esq.
                             Maslon, Edelman, Borman & Brand, LLP
                             3300 Wells Fargo Center
                             90 South Seventh Street
                             Minneapolis, MN 55402-4140
                             (copy to counsel does not constitute notice to a party)

     Copies of any notices shall be given to the Gaming Commission at its last known address.

     Section 11.3 Amendments. This Agreement may be amended only by written instrument duly executed by all of the parties and with any and all necessary regulatory approvals, if any, required by Legal Requirements.

     Section 11.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

     Section 11.5 Force Majeure. No party shall be in default in the performance due under this Agreement if that failure of performance is due to causes beyond its reasonable control, including but not limited to acts of God, war, terrorism, fires, floods, or accidents causing material damage to or destruction of the Project Facilities.

     Section 11.6 Preparation of Agreement. This Agreement has been carefully prepared and reviewed by counsel for each party hereto and may not be construed more strongly for or against any party.

     Section 11.7 Entire Agreement. This Agreement, including all exhibits, represents the entire agreement between the parties and supersedes all provisions of any prior agreements between the parties relating to the equipping and operations of the Project Facilities, and any other matter addressed in this Agreement; but shall specifically exclude any agreement related to the management of the Project Facilities.

     Section 11.8 Indemnification by Lakes. Lakes shall indemnify Iowa Corp and it's agents, enrolled members, officers, employees, consultants, and attorneys (each a "Iowa Corp

Indemnitee") from and against any and all damages, claims, losses or expenses of whatever kind or nature, including attorneys' fees and expenses incurred in defending those claims, losses or expenses, to the extent they result from the gross negligence or willful misconduct of Lakes with respect to (a) the Project Facilities or (b) non-performance of any of Lake's obligations under this Agreement. Lakes shall have the sole right to control the defense and settlement of any matter in which indemnification is required of Lakes, and shall pay its attorneys' fees, provided that, with respect to those matters, Lakes shall not be responsible for the attorneys' fees of attorneys hired by the Iowa Corp Indemnitee.

     Section 11.9 Indemnification by Iowa Corp and the Iowa Tribe. Iowa Corp and the Iowa Tribe shall immediately indemnify Lakes and its Affiliates, agents, officers, employees, consultants, and attorneys ( each a "Lakes Indemnitee") from and against any and all damages, claims, losses or expenses of whatever kind or nature, including attorneys' fees and expenses as and when incurred in defending those claims, losses or expenses, to the extent they result from (a) the gross negligence or willful misconduct of Iowa Corp, the Iowa Tribe with respect to (i) the Project Facilities or (ii) the performance or non-performance of Iowa Corp's, the Iowa Tribe's obligations under this Agreement, or (b) the performance by Lakes of any of its obligations under this Agreement but excluding any claims, loss or expense arising from the gross negligence or willful misconduct of Lakes. Iowa Corp and Lakes shall consult and agree on the defense and settlement of any matter in which indemnification is required of Iowa Corp or the Iowa Tribe, Lakes shall have the right to retain its separate counsel to advise it thereon (but such counsel shall be at Lakes' own expense), and upon the occurrence of any such claim, the parties shall enter into a mutually acceptable agreement providing for the procedures by which any such claims shall be prosecuted and related costs and expenses shall be reimbursed. Lakes shall be listed as an additional insured on all insurance policies with respect to any Project. Iowa Corp and the Iowa Tribe further agree to indemnify and hold each Lakes Indemnittee harmless from any and all liabilities, claims, losses and expenses arising from any prior agreements entered into by Iowa Corp or the Iowa Tribe with any Persons or entities in connection with development, construction and/or operation of the Project Facilities.

     Section 11.10 Compliance with Legal Requirements. All parties shall at all times comply with all Legal Requirements.

     Section 11.11 Further Assurances. The parties agree to do all acts and to deliver all necessary documents as from time to time are reasonably required to carry out the terms and provisions of this Agreement, including the filing of financing statements and related security instruments described herein.

     Section 11.12 Cooperation; Approvals. Each of the parties agrees to cooperate in good faith with the other to timely implement the purposes of this Agreement. Any consents or approvals required to be given in connection with this Agreement shall not be unreasonably withheld or delayed by the parties or their Affiliates.

     Section 11.14 No Management Contract or Grant of Proprietary Interest. The parties agree that it is their intent that neither this Agreement nor any of the Iowa Corp Notes or and related security documents and instruments described herein (individually or collectively) constitute a "Management Contract" within the meaning of IGRA. Upon the Effective Date, the parties shall submit this Agreement to the NIGC for review and determination that it is not a

Management Contract and therefore does not require the approval of the NIGC in order to be valid, regardless of whether it constitutes a "collateral agreement" as that term is defined in IGRA. Each party shall use its best efforts to pursue such determination and timely execute, deliver, and if necessary, record any and all additional instruments, certifications, and other documents as may be required by the NIGC in order to issue such determination; provided that such required instrument or other document shall not materially change the respective rights, remedies or obligations of the parties under this Agreement. If the NIGC finds that this Agreement does constitute a Management Contract within the meaning of IGRA, then the parties shall immediately take all necessary steps to amend or modify the Agreement in a way that preserves the economic benefits of the transactions to both parties without constituting a Management Contract.

     Section 11.15 Confidentiality. Except as required by Legal Requirements, including but not limited to, reporting requirements imposed on publicly traded companies, each of the parties agrees that all non-public information exchanged between the parties with respect to the Project Facilities shall be kept confidential by each party and only disclosed to that party's legal counsel, financial advisors or as reasonably required to be disclosed in connection with the Project Facilities.

                            [Signature Page Follows]

     The parties have executed this Gaming Operations Consulting Agreement as of the date stated in the introductory clause.

                                        IOWA TRIBE OF OKLAHOMA
                                        a federally-chartered corporation


                                        By /s/ Phoebe O'Dell
                                           -------------------------------------
                                        Its: Chairman
                                             -----------------------------------


                                        By /s/ Eugene Big Soldier Jr.
                                           -------------------------------------
                                        Its: Secretary
                                             -----------------------------------


                                        IOWA TRIBE OF OKLAHOMA
                                        a federally recognized Indian tribe


                                        By /s/ Phoebe O'Dell
                                           -------------------------------------
                                        Its: Chairman
                                             -----------------------------------


                                        By /s/ Eugene Big Soldier Jr.
                                           -------------------------------------
                                        Its: Secretary
                                             -----------------------------------


                                        LAKES IOWA CONSULTING, LLC


                                        By /s/ Timothy Cope
                                           -------------------------------------
                                        Its: President
                                             -----------------------------------

        [Signature Page to Iowa Gaming Operations Consulting Agreement -
                                Cimarron Casino]

                                    EXHIBIT A
                             FORM OF IOWA CORP NOTE